UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2006

VSUS TECHNOLOGIES INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

002-98748-D	43-2033337
(Commission File Number)	(IRS Employer Identification No.)

902 Clint Moore Road, Suite 138, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 994-0800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant.

On March 6, 2006, VSUS Technologies Incorporated dismissed Marcum & Kliegman LLP as its independent registered public accounting firm. Marcum & Kliegman LLP had not audited any of the consolidated financial statements of VSUS, having replaced VSUS’ previous independent registered public accounting firm, Brightman Almagor & Co. in May, 2005. Marcum & Kliegman LLP had reviewed VSUS’ unaudited subsequent interim reports during VSUS’ 2005 fiscal year. In connection with Marcum & Kliegman LLP’s review of the subsequent interim periods preceding dismissal on March 6, 2006, there have been no disagreements between VSUS and Marcum & Kliegman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Marcum & Kliegman LLP, would have caused it to make reference to the matter in connection with any reports. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B.

On March 6, 2006, VSUS engaged Sherb & Co., LLP as its independent registered public accounting firm. The change was approved by our Board of Directors and was made in order to have access to a firm which had local offices. VSUS had not consulted with Sherb & Co., LLP during our most recent fiscal year and the subsequent interim period prior to March 6, 2006 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on VSUS’ financial statements. Nor was written or oral advice provided that would be a factor considered by VSUS in reaching a decision as to accounting, auditing or financial reporting issues.

Item 9.01 Financial Statements And Exhibits.

(c)   Exhibits.

16.1	Letter from Marcum & Kliegman LLP to the Securities and Exchange Commission dated March 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSUS TECHNOLOGIES INCORPORATED

By:	/s/ Steven Goldberg
Steven Goldberg Chief Financial Officer
DATED: March 10, 2006